EXHIBIT 2

JOINT FILING AGREEMENT

The undersigned hereby agree to the joint filing of Amendment No. 3 to the Schedule 13D to which this Agreement is attached.

Dated: February 15, 2013

DISCOVERY GROUP I, LLC, for itself and as general partner of DISCOVERY EQUITY PARTNERS, L.P.

	By	Michael R. Murphy*
Michael R. Murphy
Managing Member

Daniel J. Donoghue*
Daniel J. Donoghue

Michael R. Murphy*
Michael R. Murphy

	*By:	/s/ Mark Buckley
Mark Buckley
Attorney-in-Fact for Daniel J. Donoghue
Attorney-in-Fact for Michael R. Murphy